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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549


                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.


                                OCTOBER 26, 2006
                Date of Report (Date of Earliest Event Reported)


                             DNAPRINT GENOMICS, INC.
               (Exact name of Registrant as specified in charter)


                         COMMISSION FILE NUMBER: 0-31905


          UTAH                                                59-2780520
(State of Incorporation)                               (I.R.S. Employer I.D. No)


                     900 COCOANUT AVENUE, SARASOTA, FL 34236
                    (Address of Principal Executive Offices)


                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

LINE OF CREDIT AGREEMENT WITH CLIENTIS ERSPARNISKASSE ERLINSBACH

      On October 26, the Registrant completed a line of credit transaction with Clientis Ersparniskasse Erlinsbach, a Swiss bank, for 160,000 Euro (approximately $200,000 US). The annual interest rate is 5% Swiss Francs. The Registrant received the loan proceeds on October 30, 2006 and all principal and accrued and unpaid interest is due on or about October 26, 2007. This loan supplements an earlier line of credit with Clientis Ersparniskasse Erlinsbach initiated October 6, 2006 in the amount of 400,000 Swiss Francs (approximately $315,000 US) at 4% annual interest (also payable in Swiss Francs) for which all principal and accrued and unpaid interest is due on or about October 6, 2007.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      See Item 1.01 above.

Item 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      From October 1, 2006 to October 31, 2006, the Registrant issued 4,255,299 shares of common stock in conjunction with the Investment Agreement with Dutchess, who is a sophisticated investor, and received $41,718 of cash proceeds. The Registrant believes the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                DNAPrint Genomics, Inc.


                                                By: /s/ Richard Gabriel
                                                    -------------------
                                                    Richard Gabriel, President